EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION	DBA
UTI Holdings, Inc. (1)	Arizona	None
Universal Technical Institute of Arizona, Inc. (2)	Delaware	None
Universal Technical Institute of California, Inc. (2)	California	None
Universal Technical Institute of Massachusetts, Inc. (2)	Delaware	None
Universal Technical Institute of North Carolina, Inc. (2)	Delaware	NASCAR Technical Institute
Universal Technical Institute of Northern California, LLC (2)	California	None
Universal Technical Institute of Northern Texas, LLC (2)	Delaware	None
Universal Technical Institute of Pennsylvania, Inc. (2)	Delaware	None
Universal Technical Institute of Phoenix, Inc. (2)	Delaware	Universal Technical Institute Motorcycle Mechanics Institute; Universal Technical Institute Marine Mechanics Institute; Universal Technical Institute Automotive Division
Universal Technical Institute of Southern California, LLC (2)	Delaware	None
Universal Technical Institute of Texas, Inc. (2)	Texas	None
U.T.I. of Illinois, Inc. (2)	Illinois	None
Custom Training Group, Inc. (2)	California	None

(1) UTI Holdings, Inc. is a wholly owned subsidiary of the registrant.
(2) Wholly owned subsidiaries of UTI Holdings, Inc.